Exhibit 99. 1

Organovo Provides Update on Cash and Nasdaq Continued Listing Requirements

San Diego, CA – April 2, 2025 – Organovo Holdings, Inc. (Nasdaq: ONVO) (“Organovo” or the “Company”), a clinical stage biotechnology company focused on developing novel treatment approaches in inflammatory bowel disease (IBD), today reported preliminary unaudited cash for the fiscal year ending March 31, 2025, and net cash utilization results for the fiscal fourth quarter of 2025. The Company expects to release full fiscal second-quarter financial results the week of June 9-13, 2025. The Company also gave guidance that, as its common stock has been trading above the $1.00 minimum bid price required, it expects to meet the requirements for continued listing on the Nasdaq Capital Market should the closing price of its common stock remain at similar levels.

Cash

The Company’s preliminary cash and cash equivalents balance was approximately $11.3 million as of the end of the fiscal year on March 31, 2025. Organovo’s preliminary net cash utilization during the fourth quarter from January 1, 2025 to March 31, 2025 was approximately $2.0 - $2.2 million.

The preliminary financial information presented in this press release is based on Organovo’s current expectations and may be adjusted as a result of, among other things, the completion of customary annual audit procedures.

Nasdaq Compliance Update

The Company further clarified it expects to meet all requirements for continued listing on the Nasdaq Capital Market. The Company’s common stock has closed above the $1.00 minimum bid price requirement since March 21, 2025 and believes it has met the minimum stockholder equity requirements of continued listing, pending Nasdaq confirmation. Nasdaq requires a minimum of 10 consecutive trading days where the stock closes at a minimum bid price of $1.00, and the Company has closed above $1.00 since March 21, 2025.

Potential Receipt of Future Milestone Payments

Although the Company does not control the clinical development of products for which it may receive milestone payments, it currently reasonably expects to receive a $5M milestone payment within the next 12 months associated with the anticipated start of a Phase 2 clinical trial for the FXR agonist that it recently sold. In connection with the sale of the FXR agonist, the Company may receive future milestones of up to an aggregate of $50M, which is inclusive of the $5M milestone payment that would be received upon the commencement of a Phase 2 clinical trial.

About Organovo

Organovo is a clinical stage biotechnology company that is developing drugs that are demonstrated to be effective in three-dimensional (3D) human tissues as candidates for drug development. The company has proprietary technology used to build 3D human tissues that mimic key aspects of native human tissue composition, architecture, function, and disease. For more information visit Organovo's website at www.organovo.com.

Forward Looking Statements

Any statements contained in this press release that do not describe historical facts constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on current expectations but are subject to a number of risks and uncertainties, including the completion of the audit of its financial statements, general economic and market factors, and global economic and marketplace uncertainties. Forward-looking statements include statements regarding the Company’s expectation that it will meet the requirements for continued listing on the Nasdaq Capital Market, the Company’s expectations regarding its cash and cash equivalents balance and net cash utilization and the potential receipt of any milestone payments associated with the FXR agonist,. Such forward-looking statements are not guarantees of performance and actual actions or events could differ materially from those contained in such statements. For example, there can be no assurance that the Company will meet the bid price requirement or the minimum value of stockholders’ equity requirement during any compliance period or otherwise in the future, that the Company will otherwise meet Nasdaq compliance standards, or that the Company can ultimately meet or maintain compliance with applicable Nasdaq continued listing requirements. These risks and uncertainties and other factors are identified and described in more detail in the Company’s filings with the SEC, including its Annual Report on Form 10-K filed with the SEC on May 31, 2024, as such risk factors are updated in its most recently filed Quarterly Report on Form 10-Q filed with the SEC on February 19, 2025. You should not place undue reliance on these forward-looking statements, which speak only as of the date that they were made. These cautionary statements should be considered with any written or oral forward-looking statements that the Company may issue in the future. Except as required by applicable law, including the securities laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events, or circumstances or to reflect the occurrence of unanticipated events.

Contact

Investor Relations

info@organovo.com

Source: Organovo, Inc.